UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 28, 2012 (March 28, 2012)

CARBON NATURAL GAS COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043

(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On March 28, 2012, at 10:00 am EDT, in the offices of Yorktown Energy Partners, Carbon Natural Gas Company (“Carbon” or the “Company”) will make a slide show presentation regarding the activities of the Company.  A copy of the slide show that will be presented at the meeting is attached as Exhibit 99.1 to this Current Report.

Patrick R. McDonald, Chairman, President and Chief Executive Officer, will present the slide show.

The slide show contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Except for historical information, statements made in the slide presentation, including those relating to estimated and anticipated production, expenditures, infrastructure, margins, estimated costs, rates of returns, number of wells to be drilled, estimated reserves, reserve potential, reserve growth, recoverable reserves, and financial position are forward-looking statements as defined by the Securities and Exchange Commission.  These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of gas and oil prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, and environmental risks. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date reflected in the attached Exhibit 99.1, and we undertake no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Beginning with year-end reserves for 2009, the SEC permits the optional disclosure of probable and possible reserves. Carbon has elected not to disclose the Company’s probable and possible reserves in its filings with the SEC. The slide show uses certain broader terms such as “resource potential,” or “unproved resource potential” or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC’s guidelines.  Carbon has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. Unproved resource potential refers to Carbon’s internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System and does not include proved reserves. Area wide unproven, unrisked resource potential has not been fully risked by Carbon’s management. Actual quantities that may be ultimately recovered from Carbon’s interests will differ substantially. Factors affecting ultimate recovery include the scope of Carbon’s drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, and geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data. Investors are urged to consider closely the disclosure in our amended current report on Form 8-K/A containing the disclosure for the year ended December 31, 2010 available upon request to: Corporate Secretary, Carbon Natural Gas Company, 1700 Broadway, Suite 1170, Denver, Colorado 80290; tel: (720) 407-7043. You can also obtain this Form 8-K/A from the SEC’s website, http://www.sec.gov.

In accordance with general instruction B.2 to Form 8-K, the information in this Current Report under this heading, including Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

99.1	Carbon Natural Gas Company slide presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald,
President and CEO

Dated: March 28, 2012